EXHIBIT 10.1

Vista Gold Corp. 7961 Shaffer Parkway, Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186 www.vistagold.com

Via Email

(jdetmold@invecture.com)

October 6, 2013

Mr. John Detmold

Invecture Group, S.A. de C.V.

Palmas No. 735 – 402

11010 México, D.F.

México

Terms of Agreement

Los Cardones Project

The purpose of this Terms of Agreement is to set forth the terms upon which Invecture Group, S.A. de C.V., or one of its subsidiaries or affiliates, (“Invecture”) will acquire (the “Acquisition”) from Vista Gold Corp. (“Vista”) (through its subsidiaries) 100% of the Los Cardones gold project mining concessions and certain other mineral property interests and rights in the State of Baja California Sur, Mexico as detailed in Schedule "A" hereto (the “Project”). The Project is held by Desarrollos Zapal, S.A. de C.V. (“DZ Mexico”), a wholly-owned subsidiary of Vista.

Subject to the specific terms hereof, this Terms of Agreement is intended to create a binding agreement between the parties, which is enforceable against each party in accordance with its terms.

For greater certainty, the parties agree that this Terms of Agreement supersedes and replaces all prior discussions between the parties with respect to this matter.  The parties confirm that the Earn-In Right Agreement among Invecture, Desarrollos Zapal Holdings Corp. (“DZ Canada”), DZ Mexico, Granges Inc. (“Granges”) and Vista dated February 7, 2012 (the “Earn-In Agreement”) will remain in full force and effect until the agreement to terminate the Earn-In Agreement is entered into as contemplated by Section 4 below.

1. The Form of Transaction:    Invecture (a) will acquire all of the shares (the “Shares”) of DZ Mexico and (b) will or will arrange for a third party (the “Third Party”) to acquire the intercompany indebtedness that DZ Mexico owes to its direct and indirect parent companies and any other indebtedness of DZ Mexico (the “Debt”).

2.Consideration:  The aggregate purchase price that Vista will receive (either directly or indirectly) from Invecture and any Third Party in respect of all of the Shares and all of the Debt is US$13 million (the “Purchase Price”), US$7 million (the “First Payment”) of which will be paid upon execution of the Definitive Agreement (as defined below) and

US$6 million (the “Second Payment”) of which will be paid on January 30, 2014, subject to Section 3 below.

3.Second Payment:    Invecture may terminate this Terms of Agreement on or before January 30, 2014 in the event that Invecture is not satisfied, in Invecture’s sole and absolute discretion, with the status of permitting with respect to the Project or the viability of the construction of a mine at the Project. In the event that Invecture terminates this Terms of Agreement pursuant to this Section 3:

a.Invecture will not pay the Second Payment;

b.Vista will keep the First Payment as a break fee;

c.Invecture will transfer back to Vista all Shares transferred to Invecture and cause the Debt to be transferred back; and

d.for greater certainty, the Earn-In Agreement will remain terminated.

4.Formal Documentation:    By October 16, 2013 or such other date mutually agreed to by the parties in writing, the parties will negotiate in good faith, the following:

a.a share purchase agreement (the “Definitive Agreement”) among DZ Mexico, Vista, DZ Canada, Granges and Invecture, which will include and be based on the terms set out herein and will contain representations, warranties, conditions and covenants that are reasonable and customary, including (i) that all of the Shares will be transferred to Invecture or its nominee upon the execution of the Definitive Agreement; (ii) that the amount of the Debt equal in percentage to the percentage of the Purchase Price paid as of the date of the Definitive Agreement will be acquired by the Third Party upon the execution of the Definitive Agreement; and (ii) that the balance of the Debt will be acquired by the Third Party upon the payment of the Second Payment, subject to the termination right in Section 3 above. The Definitive Agreement will supersede this Terms of Agreement and will be in a form and substance satisfactory to each of Invecture and Vista, acting reasonably;

b.an agreement to sell the Debt;

c.an agreement to terminate the Earn-In Agreement; and

d.documentation to dissolve the trust created on February 7, 2012 by the Contrato de Fideicomiso Irrevocable de Administración y Control Accionario Identificado con el No. 1227 (the “Trust”).

The parties agree to work together to make adjustments (reasonably requested) to the transactions contemplated herein to accommodate tax advice received by the parties; provided that such adjustments do not materially adversely affect the party accommodating the request.

5.Closing Date:  The parties shall use commercially reasonable efforts to complete, execute and deliver the legal documentation required in order to close the transactions contemplated herein, including the documentation listed above, by October 16, 2013 or such other date mutually agreed to by the parties in writing (the “Completion Deadline”).  The date on which the transactions contemplated hereby are closed is referred to herein as the “Closing Date”. In the event that the Closing Date does not occur on or before the Completion Deadline, this Terms of Agreement may be terminated in accordance with Section 13.

6.Conditions in favour of Invecture:    Invecture’s obligation to complete the transactions contemplated herein will be subject to customary conditions for transactions of this nature as specified in the Definitive Agreement, including, without limitation, the following conditions (the “Invecture Closing Conditions”):

a.the representations and warranties of Vista in the Definitive Agreement shall be true and correct in all material respects;

b.all necessary steps and proceedings shall have been taken to permit the Shares to be duly transferred to Invecture;

c.all consents and approvals of any third party, governmental or regulatory authority or other person, required in connection with the transactions contemplated hereby shall have been received; and

d.the Shares shall be free and clear of any claims, liens, mortgages, charges, pledges, security interests and encumbrances whatsoever.

7.Conditions in favour of Vista:  Vista’s obligation to complete the transactions contemplated herein will be subject to customary conditions for transactions of this nature as specified in the Definitive Agreement, including, without limitation, the following conditions (the “Vista Closing Conditions”):

a.the representations and warranties of Invecture in the Definitive Agreement shall be true and correct in all material respects; and

b.all consents and approvals of any third party, governmental or regulatory authority or other person, required in connection with the transaction contemplated hereby shall have been received.

8.Representations and Warranties:    Vista represents and warrants to Invecture as set out in Schedule “B”.  Invecture represents and warrants to Vista as set out in Schedule “C”.  Each of the parties acknowledges that the other party is relying on such representations and warranties in entering into this Terms of Agreement and agrees to indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Terms of Agreement.

9.Covenant of Vista:    During the period commencing on the date hereof and ending on the Termination Date (as defined below), Vista agrees that it will not encourage or participate in any discussions or negotiations with other parties related to any transaction involving the Project, other than any discussions with governmental or regulatory authorities required by applicable law.

10.Expenses:  Both Invecture and Vista shall be responsible for payment of their own expenses, including legal, tax and accounting fees, in connection with the transactions contemplated hereby, whether or not such transactions are ultimately concluded.

11.Public Announcement:  The parties agree that, subject to the need to comply with applicable laws relating to timely disclosure of material information, neither party will make any public announcements or other public disclosure regarding the transactions contemplated by this Terms of Agreement without first giving the other party a reasonable opportunity to review and comment upon the contents of such announcement.

12.Governing Law:  This Terms of Agreement shall be governed by and construed under the laws applicable in the Province of Ontario and the federal laws of Canada applicable therein.

13.Termination:    This Terms of Agreement may be terminated and be of no further force or effect:

a.by mutual written agreement between Invecture and Vista;

b.after the Completion Deadline, by Invecture, provided that Invecture is not in default of any provision of this Terms of Agreement, if the Closing Date has not occurred;

c.after the Completion Deadline, by Vista, provided that Vista is not in default of any provision of this Terms of Agreement, if the Closing Date has not occurred;

d.by Invecture in accordance with Section 3;

e.by Invecture if any Invecture Closing Condition is not satisfied on or prior to the Closing Date; or

f.by Vista if any Vista Closing Condition is not satisfied on or prior to the Closing Date.

The date upon which this Terms of Agreement is terminated pursuant to this Section 13 is referred to herein as the “Termination Date”.

14. Binding Effect of Terms of Agreement:  The parties agree that, beginning on the date on which this Terms of Agreement is executed and delivered by the last party to do so, it shall be legally binding and enforceable against the parties hereto, and their respective successors and assigns, in accordance with its terms.  In addition, the obligations of the parties under Sections 10 and 11 hereof shall survive the termination of this Terms of Agreement and shall remain legally binding and enforceable against the parties hereto, and their respective successors and assigns, in accordance with their terms after the Termination Date.

Yours truly,

VISTA GOLD CORP.

By:/s/ Frederick H. Earnest

Agreed to and accepted this 6th day of OCToBER, 2013.

INVECTURE GROUP, S.A. DE C.V.

By:/s/John Detmold

Authorized Signatory

SCHEDULE “A”

APPENDIX 1

Property Concessions Information and Maps

Project is centered at approximately UTM coordinates 592500E, 2618000N (NAD27) All concessions are located on INEGI official map number F12B23
Concession Name	Serial Number	Surface Area (hectares)	Location Date	Expiration Date	Annual Fees (in Mexican Pesos, “MXN”) Year 2012
San Antonio	180064	151.3647	3/23/1987	3/22/2037	37,764
El Arbol De Oro	184973	162.0000	12/13/1989	12/12/2039	40,416
El Picachudo	189602	348.0000	12/5/1990	12/4/2040	86,820
La Dificultad	203910	454.0218	11/5/1996	11/4/2046	113,270
Julia	204485	469.4073	2/21/1997	2/20/2047	117,108
Tocopilla	204511	582.4949	2/28/1997	2/27/2047	145,322
La Rica	206545	481.1593	1/23/1998	1/22/2048	120,040
Maile	207581	296.9883	6/30/1998	6/29/2048	74,094
Cerro Pedregoso	218397	46.6493	11/5/2002	11/4/2052	6,614
La Encantada Fracc. 2	218398	12.9992	11/5/2002	11/4/2052	1,844
La Encantada Fracc. 1	218399	166.2248	11/5/2002	11/4/2052	23,566
La Encantada Fracc. II	218415	32.4883	11/5/2002	11/4/2052	4,606
La Encantada Fracc. I	218417	44.9991	11/5/2002	11/4/2052	6,380
Valle Perdido Fracc. I	226290	9.7752	12/6/2005	12/5/2055	694
Valle Perdido Reduccion 2	227346	451.5862	6/9/2006	11/4/2052	64,018
Totals		3,710.1584			MXP 842,556

15 Concessions			Total in US$ @ an exchange rate on 12/01/2012 of = US$1.00 = MXP $13.6204		$ 61,859

Note: Proof of Labour must be filed on all concessions annually. All concessions are Federal Mining Concessions.

A map of the Properties is attached hereto in Schedule “A” to this Appendix 1.

The ensuing lists provide: (i) the properties purchased by Vista Gold; (ii) the purchase of possession rights over land; and (iii) the contracts and amendments executed to secure the right of way for both the electric line, access road and aqueduct.

i) Properties purchased by the Company:

Property Name	Seller	Surface	Date	Amount	Title Number
Jesús María	Mrs. Rosa Ofelia González Nuñez	1,755-61 has.	September 13th, 2011	USD $1 million	5,427 issued by Notary No. 13
La Junta	Estrada brothers	500 has.	December 23rd, 2008	USD $455,927	23,864 and 25,506 issued by Notary No. 2
Las Playitas	Arturo Cota	19,200 m2	December 10th, 2008	USD $424,000	77,968, issued by Notary No. 13
Casita San Antonio	Ruben Beltrán	503 m2	May 18th, 1999	USD $8,000	8,962, issued by Notary No. 11
Plot # 2	Echo Bay	2,132.9 m2	April 30th, 2003	MXN $14,930.48	46,803, issued by Notary No.13 (MexicoCity)
Plot # 4	Echo Bay	2,148.3 m2	April 30th, 2003	MXN $15,038.10	46,803, issued by Notary No.13 (MexicoCity)
Plot # 5	Echo Bay	2,943.7 m2	April 30th, 2003	MXN $20,606.39	46,803, issued by Notary No.13 (MexicoCity)
Plot # 5	Echo Bay	1,931 m2	April 30th, 2003	MXN $13,517.14	46,803, issued by Notary No.13 (MexicoCity)
Plot # 3	Echo Bay	2,039.9 m2	April 30th, 2003	MXN $14,279.30	46,803, issued by Notary No.13 (MexicoCity)
Plot # 6	Echo Bay	2,723.8 m2	April 30th, 2003	MXN $19,066.67	46,803, issued by Notary No.13 (MexicoCity)

ii) Possession rights purchased by the Company:

Plot Name	Possessionary	Surface	Date	Amount
Jesús María	Jose Adelaido Sanchez Gonzalez	275 has.	July 21st, 2011	USD $75,000
Jesús María	Santos Mario Cordero Aguilar	275 has.	July 21st, 2011	USD $75,000
Los Cascabeles	Gilberto Márquez	5,000 m2	December 1st, 2011	USD $60,000

iii) Easements of access (access road):

Plot Name	Signatory	Surface	Date	Amount
El Tule	Antonio Díaz Rondero	11,000 m2	July 1st, 1997	MXN $5,000
Palmarito de los Sauces	Félix Beltrán Domínguez	1-80 has.	May 30th, 1997	MXN $5,000
Las Gallinas y sus Demasías	Agustina Martínez	58,000 m2	July 10th, 1997	MXN $15,000
El Rosario	Ejido El Rosario	20,000 m2	June 5th, 1997	MXN $37,000
La Cantora	Francisco Moyrón Romero	N/A	August 4th, 1997	MXN $10,000
El Huatamote	Raúl Salgado Beltrán	6,000 m2	July 10th, 1997	MXN $5,000
Piedras Cuatas	Antonio Manríquez Guluarte	N/A	September 26th, 1997	MXN $20,000
La Junta	Estrada Brothers	4-80 has.	August 4th, 1997	MXN $15,000

iv) Easements of access (electricity lines):

Plot Name	Signatory	Surface	Date	Amount
El Triunfo	Ejido El Triunfo	9,100 m2	April 18th, 1997	MXN $15,000
El Tule	Oscar Von Borstell	8,840 m2	April 7th, 1997	MXN $5,000
El Rosario	Ejido El Rosario	5-85 has.	February 8th, 1997	MXN $45,000
Palmarito de los Sauces	Félix Beltrán Domínguez	6,500 m2	April 7th, 1997	MXN $5,000
Las Gallinas y sus Demasías	María Guadalupe Salgado Martínez	3-25 has.	April 14th, 1997	MXN $12,000
Palmarito de los Sauces	Rosa Ofelia Salgado Núñez	2-21 has.	April 7th, 1997	MXN $10,000
La Cantora	Francisco Moyrón Romero	Included in contract for access road.
El Huatamote	Raúl Salgado Beltrán	6,825 m2	April 7th, 1997	MXN $5,000
Piedras Cuatas	Antonio Manríquez Guluarte	2-17-7 has.	April 14th, 1997	MXN $10,000
La Junta	Estrada Brothers	1-85-90 has.	April 7th, 1997	MXN $18,000

v) Easements of access (aqueduct):

Plot Name	Signatory	Surface	Date	Amount
La Cantora	Francisco Moyrón Romero	Included in contract for access road.
La Brecha	Estrada Sisters	N/A	November 22nd, 2011	MXN $35,000

vi) Amendments to easements of access contracts (electric line):

Plot Name	Signatory	Surface	Date	Amount
Palmarito de los Sauces	Félix Beltrán Domínguez	1,856.176 m2	December 7th, 2011	MXN $5,000
Las Gallinas y sus Demasías	María Guadalupe Salgado Martínez	64,296 m2	December 6th, 2011	MXN $6,200
Palmarito de los Sauces	Rosa Ofelia Salgado Núñez	27,216 m2	December 7th, 2011	MXN $6,200
La Cantora	Francisco Moyrón Romero	21,319.61 m2	December 1st, 2011	MXN $5,000

SCHEDULE “A” to APPENDIX 1

Map of the Properties

Y=2,620,000
Mina
El Chino
LA RICA
TITULO 206545
X=592,079.8580
Y=2,619,675.7210
C. SAN RAMON
Y=2,619,000
RESERVA
BIOSFERA
LIMITE
RESERVA
BIOSFERA
C. LOS BELTRAN
C. PELON
Y=2,618,000
Y=2,617,000
Las Paredecitas
JULIA
TITULO 204485
X=592,004.8760
Y=2,616,693.9860
Paso de la Junta
SAN ANTONIO
TITULO 180064
X=593,207.8484
Y=2,616,693.9870
LA DIFICULTAD
TITULO 203910
La Encantada
X=592,704.8680
Y=2,616,193.9870
LA ENCANTADA FRACC 1
TITULO 218399
MAILE
TITULO 207581
X=593,004.8680
Y=2,616,193.9870
Y=2,616,000
X=592,761.4370
Y=2,616,200.9270
ARBOL DE ORO
TITULO 184973
X=591,004.7670
Y=2,614,479.6270
Y=2,615,000
El Saucito
X=592,704.8690
Y=2,614,493.9870
X=593,004.7680
Y=2,614,493.9810
LA ENCANTADA FRACC II
TITULO 218415
CERRO PEDREGOSO
TITULO 218397
LA ENCANTADA FRACC I
TITULO 218417
Boca del Saucito
Y=2,614,000
LA ENCANTADA FRACC 2
TITULO 218398
VALLE PERDIDO FRCC I
TITULO 226290
SISTEMA DE COORDENADAS UTM
REFERENCIADO A DATUM WGS84
X=589,000
Y=2,613,000
X=590,000
X=591,000
X=592,000
X=593,000
X=594,000
X=595,000

LOTES MINEROS

LIMITE RESERVA BIOSFERA

0 500 1000

ESCALA GRAFICA

MPA

MINERA PAREDONES AMARILLOS SA DE CV

LOTES MINEROS

PROYECTO LA PAZ B.C.S.

FECHA:	ESCALA:	ACOT.:	DIBUJO:	PLANO:
ABRIL/2010	SIN ESCALA	MTS.		UNICO

NOMBRE ARCHIVO:
esquematico lotes mineros _wgs84_050410.dwg

SCHEDULE “B”

Representations and Warranties of Vista

Vista represents and warrants to Invecture as follows:

(a)it is a corporation duly incorporated and organized under the laws of its jurisdiction of incorporation and has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder;

(b)this Terms of Agreement has been duly authorized, executed and delivered by Vista and constitutes a legal, valid and binding obligation of Vista enforceable against it in accordance with its terms except that:

(i)enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(ii)equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

(iii)a court is not required to treat as conclusive, final or binding those certificates and determinations which this Agreement states are to be so treated;

(iv)a court may stay proceedings before them by virtue of equitable or statutory powers; and

(v)rights of indemnity and contribution hereunder may be limited under applicable law;

(c)neither the execution of this Terms of Agreement nor the consummation of the transactions contemplated hereby conflict with, result in a breach of or accelerate the performance required by any agreement to which it is a party, other than the Earn-In Agreement;

(d)neither the execution of this Terms of Agreement nor the consummation of the transactions contemplated hereby, result in a breach of the laws of any applicable jurisdiction, its constating documents or the regulations of its directors and shareholders;

(e)Except as provided for in the Earn-In Agreement and the documentation relating to the Trust: (i) Invecture, DZ Canada, Granges and the trustee of the Trust are the registered and beneficial holders of the Shares with good and marketable title thereto, free and clear of all liens and encumbrances; (ii) no  person other than Invecture has, or has any right capable of becoming, any agreement, option, right or privilege for the purchase or other acquisition of any of the Shares; (iii) there are no restrictions of any kind on the transfer of the Shares; and (iv) the Shares have been validly issued in compliance with applicable law and are fully paid and non-assessable, except the Shares registered in the name of the trustee of the

Trust, which Shares are validly issued in accordance with applicable law and are unpaid;

(f)the Shares constitute all of the outstanding shares of DZ Mexico;

(g)to the knowledge of Vista, no other person is entitled to any agreement or option to acquire or purchase the Project or any portion thereof and no person has any royalty or other interest whatsoever in the Project (other than as disclosed in writing to Invecture or as publicly disclosed by Vista under its profile on SEDAR);

(h)to the knowledge of Vista, there is no adverse claim against or challenge to the title to or ownership of the Project;

(i)there are no restrictions on the ability of DZ Mexico to use, transfer or exploit the Project, except pursuant to applicable law;

(j)neither Vista nor DZ Mexico has received any notice, whether written or oral, from any governmental authority of any revocation or intention to revoke any interest in or right with respect to the Project (other than as publicly disclosed by Vista under its profile on SEDAR);

(k)no authorization, consent or approval of any governmental agency, regulatory body or court is required to be sought or obtained in connection with the execution, delivery and performance of this Terms of Agreement or the transactions contemplated hereby, including the transfer of the Shares to Invecture or its nominee; and

(l)Vista has not entered into any agreement which would entitle any person to any claim against Vista or Invecture for a commission, finder’s fee or any other payment in respect of the Acquisition.

SCHEDULE “C”

Representations and Warranties of Invecture

Invecture represents and warrants to Vista as follows:

(a)it is a corporation duly incorporated and organized under the laws of Mexico and has all necessary corporate power, authority and capacity to enter into this Terms of Agreement and to perform its obligations hereunder;

(b)this Terms of Agreement has been duly authorized, executed and delivered by Invecture and constitutes a  legal, valid and binding obligation of Invecture enforceable against it in accordance with its terms except that:

(i)enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally;

(ii)equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

(iii)a court is not required to treat as conclusive, final or binding those certificates and determinations which this Agreement states are to be so treated;

(iv)a court may stay proceedings before them by virtue of equitable or statutory powers; and

(v)rights of indemnity and contribution hereunder may be limited under applicable law;

(c)neither the execution of this Terms of Agreement nor the consummation of the transactions contemplated hereby conflict with, result in a breach of or accelerate the performance required by any agreement to which it is a party;

(d)neither the execution of this Terms of Agreement nor the consummation of the transactions contemplated hereby, result in a breach of the laws of any applicable jurisdiction, its constating documents or resolutions of its directors or shareholders; and

(e)other than as disclosed to Vista, the Project is in good standing in all material respects under applicable law and all taxes and fees required to be paid with respect to the Project have been paid, except where it would not have a material adverse effect on the Project.